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Exhibit 5.1

April 20, 2005

VENOCO, INC.
370 17th Street, Suite 3260
Denver, Colorado 80202-1370

Ladies and Gentlemen:

        We have acted as counsel to Venoco, Inc., a Delaware corporation (the "Company"), BMC, Ltd., a California limited partnership ("BMC"), Whittier Pipeline Corporation, a Delaware corporation ("Whittier"), Marquez Energy LLC, a Colorado limited liability company ("Marquez Energy") and 217 State Street, Inc., a California corporation ("217 State Street," and together with BMC, Whittier and Marquez Energy, the "Guarantors"), in connection with the preparation and filing of the Company's registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the offer and exchange (the "Exchange Offer") by the Company of up to $150,000,000 aggregate principal amount of the Company's 8.75% Senior Notes due 2011 (the "Original Notes") for a new series of notes bearing substantially identical terms and in like principal amount (the "Exchange Notes") and (ii) the guarantees of the Exchange Notes by the Guarantors (the "Guarantees").

        The Original Notes were issued, and the Exchange Notes will be issued, under an Indenture, dated as of December 20, 2004 (the "Indenture"), among the Company, BMC, Whittier, and 217 State Street, as guarantors, and U.S. Bank National Association, as Trustee. The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is an exhibit.

        In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Indenture, and (iii) such other certificates, statutes and other instruments and documents as we have deemed necessary for purposes of the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have further assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

        Based upon and subject to the foregoing, we are of the opinion that when the Exchange Notes have been duly authenticated by U.S. Bank National Association in its capacity as Trustee, and duly executed and delivered by duly authorized officers of the Company, against surrender and cancellation of an identical principal amount of Original Notes, (i) such Exchange Notes will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and (ii) the Guarantees of the Guarantors will remain valid and binding obligations of such Guarantors, enforceable against each Guarantor in accordance with their terms, except in each case as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or other law relating to or affecting creditors' rights generally and general principles of equity.

        The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the laws of the State of New York and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                      Very truly yours,

                      /s/ Davis Graham & Stubbs LLP

                      DAVIS GRAHAM & STUBBS LLP

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  Exhibit 5.1